FOR IMMEDIATE RELEASE

Contact:  Michael J. Briskey   972/753-2342           Darla Ashby  972/550-5037
          Vice President of Finance & Interim CFO     Director, Public Affairs
          mbriskey@acecashexpress.com                 dashby@acecashexpress.com

                            ACE CASH EXPRESS REPORTS
                         THIRD QUARTER OPERATING RESULTS
               RECORD THIRD QUARTER EARNINGS PER SHARE OF 55 CENTS

         DALLAS (April 24, 2003)--ACE Cash Express, Inc. (NASDAQ:AACE), the nation's largest check-cashing chain and a significant provider of related retail financial services, announced total revenue of $67.2 million for its third fiscal quarter ended March 31, 2003, resulting in quarterly net income of $5.6 million and corresponding diluted earnings per share of 55 cents.

         During the third quarter of fiscal 2003, total revenue decreased one percent, to $67.2 million from $68.1 million in the third quarter of fiscal 2002. The Company's net income, however, increased 35 percent, to $5.6 million for the third quarter of fiscal 2003 from $4.2 million for the third quarter of fiscal 2002. In addition, diluted earnings per share increased 34 percent, to 55 cents in the third quarter of fiscal 2003 from 41 cents in the third quarter of fiscal 2002.

         Check-cashing fees, including tax-refund checks, increased 6 percent, to $44.4 million for the third quarter of fiscal 2003 from $41.8 million for the third quarter of fiscal 2002. Bill-payment services increased 34 percent, to $3.6 million from $2.7 million due to the addition of new bill-pay vendors, along with the continued growth of our existing bill-pay relationships. Loan fees and interest decreased 24 percent, to $12.9 million from $17.0 million, primarily because of the cessation of loan-related business in Georgia, North Carolina, and Alabama and also because of the Company's transition to offering state-regulated short-term loan products from the Goleta National Bank loan product, which ended December 31, 2002. The Company anticipates improvement in loan fees and interest as the new loan product matures. During the quarter, ACE opened six company-owned stores, closed nine company-owned stores, and opened seven franchised locations.

         Jay B. Shipowitz, president and chief operating officer, remarked, "The ongoing focus on the fundamentals of our business resulted in improved operating results again this quarter." Shipowitz added, "We are pleased with the results of the our recent transition to state-regulated loan products which, as anticipated, resulted in a decrease in loan fees and interest. A significant portion of that decrease was offset by the improvement in our core check-cashing fees and bill- payment services. Overall, it was a solid third quarter."

         As previously announced, the Company completed a long-term refinancing of its credit facilities on March 31, 2003. The new financing arrangements include revolving-credit facilities from a syndicate of banks totaling $165 million and $40 million of senior subordinated term loans from an institutional lender. The Company believes the credit facilities will provide adequate working capital to support its proposed operations and will permit it to expand its store network and develop new products and services.

         Donald H. Neustadt, chief executive officer of ACE, stated, "One of our most significant accomplishments for the quarter was the completion of a financing solution that should meet our needs over the next few years. The capital will allow us to open additional company-owned stores, consider acquisition opportunities, and expand our product lines."

         The Company has been conducting negotiations regarding the settlement of the purported nationwide class-action lawsuit, Purdie v. ACE Cash Express, Inc. and Goleta National Bank, pending in the U.S. District Court in Dallas, Texas, which concerns the former offering of Goleta's short-term loans at the Company's stores. The Company anticipates that such a settlement would include, in exchange for payments from the Company, the release of all or substantially all of the claims related to the GNB loans asserted in the various pending lawsuits against the Company and Goleta. Such a settlement would be subject to court approval. The Company cannot predict if, or when, it will enter into such a settlement agreement.

                        THREE-MONTH FINANCIAL HIGHLIGHTS
                                   (unaudited)

                                                           Increase (Decrease) in
                                   Three Months Ended            Fiscal 2003
                                        March 31,             from Fiscal 2002
                                 ---------------------     ----------------------
                                   2003         2002          $              %
                                 --------     --------     -------        -------
                                   (dollars in thousands, except per share data)
  Revenues                       $ 67,167     $ 68,091     $  (924)            (1)%
  Net income                     $  5,616     $  4,170     $ 1,446             35%
  Diluted earnings per share     $   0.55     $   0.41     $  0.14             34%

NINE MONTH RESULTS

         For the first nine months of fiscal 2003, total revenue increased 3 percent, to $180.5 million from $174.7 million for the first nine months of fiscal 2002. The Company reported net income of $10.4 million for the first nine months of fiscal 2003, resulting in diluted earnings per share of $1.02, compared to net income of $8.2 million for the first nine months of fiscal 2002, resulting in diluted earnings per share of 81 cents. For the first nine months of fiscal 2003, same store sales increased by 2.7 percent.

         ACE opened nine newly-constructed company-owned stores, acquired one store, sold 20 stores (including a group of 19 stores in Florida), closed 19 stores in the normal course of business, and opened 19 franchised locations during the first nine months of fiscal 2003.

                         NINE-MONTH FINANCIAL HIGHLIGHTS
                                   (unaudited)

                                   Nine Months Ended       Increase in Fiscal 2003
                                       March 31,              from Fiscal 2002
                                 ---------------------     -----------------------
                                   2003         2002          $               %
                                 --------     --------     -------         -------
                                   (dollars in thousands, except per share data)
  Revenues                       $180,524     $174,663     $ 5,861               3%
  Net income                     $ 10,431     $  8,154     $ 2,277              28%
  Diluted earnings per share     $   1.02     $   0.81     $  0.21              26%

BUSINESS OUTLOOK FOR FISCAL 2003

         The statements preceded by bullet points below are the Company's outlook or forecast for the Company's business for the fiscal quarter and fiscal year ending June 30, 2003. These statements are made only as of April 24, 2003, and indicate only the expectations of the Company's management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are "forward-looking statements" which, as indicated in greater detail below under "Forward-looking Statements," cannot be guaranteed and may turn out to be wrong.

         The statements made below are based on the assumption of (1) the opening of an additional 5 to 8 newly-constructed stores in the fourth quarter of fiscal 2003, the closure of an additional 2 to 4 stores during the fourth quarter of fiscal 2003, but no other increase or decrease in the number of the Company's owned stores (whether by acquisition or otherwise), (2) no material change in the nature or terms of, or the procedures for the Company's offering and selling, any third-party product or service offered at the Company's stores, and (3) no material adverse results from any of the lawsuits against the Company regarding its loan-related activities. The forecast also assumes that no agreement to settle any of the loan-related lawsuits against the Company is entered into.

          o The Company anticipates, for the fourth fiscal quarter ending June 30, 2003, diluted earnings per share (EPS) to range between $0.18 and $0.20. This would result in diluted EPS for the 2003 fiscal year of between $1.19 and $1.21.

          o The Company anticipates total check fees, which totaled $97.6 million for the first nine months of fiscal 2003, to range between $27 and $28 million for the fourth fiscal quarter.

          o The Company anticipates the number of short-term consumer loan transactions, which was 1.4 million in the first nine months of fiscal 2003, to be approximately 365,000 to 370,000 in the fourth quarter of fiscal 2003. This would result in loan interest and fees of approximately $14.5 to $15.0 million in the fourth quarter of fiscal 2003.

          o The Company expects its other revenue, consisting of bill-payment fees, money order fees, money transfer fees and all other revenue, which totaled $28.2 million in the first nine months of fiscal 2003, to be approximately $9.5 million in the fourth quarter of fiscal 2003.

          o The Company, which reported total revenue of $180.5 million in the first nine months of fiscal 2003, expects its total revenue for the fourth quarter of fiscal 2003 to range between $51.0 and $53.0 million.

          o The Company expects to provide for loan losses regarding short-term consumer loans in an amount approximating 5.5 percent of loan volume maturing in the quarter, which is comparable to the provision made in the fourth quarter of fiscal 2002.

          o The Company anticipates that both returned checks (net of collections) and cash shortages, which were $6.8 million in the first nine months of fiscal 2003, will be approximately $2.2 to $2.4 million in the fourth quarter of fiscal 2003.

          o The Company anticipates that region, headquarters, and franchise expenses, which were $26.6 million for the first nine months of fiscal 2003, will range from $8.5 to $9.0 million for the fourth quarter of fiscal 2003.

          o The Company expects that its interest expense, which was $13.6 million for the first nine months of fiscal 2003, will be approximately $2.7 million for the fourth quarter of fiscal 2003. The decrease is expected as a result of reduced borrowings compared to the preceding quarter's tax season and lower borrowing costs because of the new financing arrangements.

          o The Company expects that other depreciation and amortization, which was $4.4 million for the first nine months of fiscal 2003, will be approximately $1.0 million for the fourth quarter of fiscal 2003.

          o The Company does not expect any significant change from the third quarter to the fourth quarter of fiscal 2003 in its store-level depreciation.

          o The Company expects its effective tax rate for all of fiscal 2003 to be approximately 40 percent.

FORWARD-LOOKING STATEMENTS

         The statements made above in this release contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as "expect," "anticipate," "estimate," "believe," "intend," "plan," "should," "would," and terms with similar meanings.

         Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are based on the assumptions of ACE's management and are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE's control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors, could cause the actual results to differ materially from those projected in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to: the matters described in ACE's Annual Report on Form 10-K for its fiscal year ended June 30, 2002, and its other public filings; ACE's relationships with Travelers Express Company, Inc. and its affiliates, with H&R Block, with ACE's bank lenders, and with American Capital Strategies, Ltd.; ACE's relationships with third-party providers of products and services offered by ACE or property used in ACE's operations; federal and state governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses; the results of litigation regarding short-term consumer lending activities; theft and employee errors; the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the ACE's growth strategy; increases in interest rates, which would increase ACE's borrowing costs; the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE; the terms and performance of third-party products and services offered at ACE locations; and customer demand and response to products and services offered at ACE locations.

         ACE does not assume, but expressly disclaims, any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE's views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE's Common Stock.

ABOUT THE COMPANY

         ACE Cash Express, Inc. is headquartered in Irving, Texas and is the largest owner, operator and franchiser of check-cashing stores in the United States. Founded in 1968, the Company has a total network of 1,170 stores, consisting of 974 company-owned stores and 196 franchised stores in 35 states and the District of Columbia. ACE also maintains automatic check-cashing machines, which provide financial services without the need for a service associate, at 22 company-owned store locations and, during the tax season, at more than 240 H&R Block retail offices. ACE offers a broad range of check-cashing and other consumer financial services and is one of the largest providers of MoneyGram wire transfer transactions. In addition, ACE offers money orders, bill payment services, and prepaid local and long distance telecommunication services. Small, short-term consumer loans are also available to customers at various ACE company-owned stores. The company's website is found at www.acecashexpress.com.

                     ACE CASH EXPRESS, INC. AND SUBSIDIARIES

                                INTERIM UNAUDITED
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)

                                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                    MARCH 31,                      MARCH 31,
                                                            -------------------------     -------------------------
                                                               2003           2002           2003           2002
                                                            ----------     ----------     ----------     ----------
Revenues                                                    $   67,167     $   68,091     $  180,524     $  174,663

Store expenses:
    Salaries and benefits                                       15,198         16,464         44,178         43,661
    Occupancy                                                    7,431          7,101         21,852         20,854
    Provision for loan losses and doubtful accounts              4,813          3,760         18,791         17,266
    Depreciation                                                 1,727          1,793          5,222          5,319
    Other                                                       11,350          9,846         28,260         27,298
                                                            ----------     ----------     ----------     ----------
        Total store expenses                                    40,519         38,964        118,303        114,398
                                                            ----------     ----------     ----------     ----------
Store gross margin                                              26,648         29,127         62,221         60,265

Region expenses                                                  4,350          4,476         12,719         13,031
Headquarters expenses                                            5,294          6,276         13,002         13,174
Franchise expenses                                                 286            253            845            672
Other depreciation and amortization                              1,150          3,736          4,407          6,068
Interest expense                                                 5,885          5,261         13,595         11,364
Other expenses (income), net                                       333          2,105          1,110          2,229
                                                            ----------     ----------     ----------     ----------
    Income from continuing operations before taxes               9,350          7,020         16,543         13,727
    Provision for income taxes                                   3,734          2,850          6,611          5,573
                                                            ----------     ----------     ----------     ----------
        Income from continuing operations                        5,616          4,170          9,932          8,154
 Discontinued operations:
    Gain on sale of discontinued operations, net of tax             --             --            499             --
                                                            ----------     ----------     ----------     ----------
          Net income                                        $    5,616     $    4,170     $   10,431     $    8,154
                                                            ==========     ==========     ==========     ==========

Basic earnings per share:
    Continuing operations                                   $     0.55     $     0.41     $     0.97     $     0.81
    Discontinued operations                                         --             --           0.05             --
                                                            ----------     ----------     ----------     ----------
        Total                                               $     0.55     $     0.41     $     1.02     $     0.81
                                                            ==========     ==========     ==========     ==========

Diluted earnings per share:
    Continuing operations                                   $     0.55     $     0.41     $     0.97     $     0.81
    Discontinued operations                                         --             --           0.05             --
                                                            ----------     ----------     ----------     ----------
        Total                                               $     0.55     $     0.41     $     1.02     $     0.81
                                                            ==========     ==========     ==========     ==========

Weighted average number of common shares outstanding:

    Basic                                                       10,181         10,154         10,181         10,103
    Diluted                                                     10,203         10,166         10,189         10,125


                                    - more -

                     ACE CASH EXPRESS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                                               MARCH 31,        JUNE 30,
                                                                                  2003            2002
                                                                               ----------      ----------
                                                                              (unaudited)
                                                    ASSETS

  Current Assets

      Cash and cash equivalents                                                $  123,686      $  116,264
      Accounts receivable, net                                                      3,137           8,792
      Loans receivable, net                                                        10,331          17,356
      Prepaid expenses and other current assets                                     6,410           7,979
      Inventories                                                                     571             946
                                                                               ----------      ----------
  Total Current Assets                                                            144,135         151,337
                                                                               ----------      ----------

  Noncurrent Assets

      Property and equipment, net                                                  33,040          37,161
      Covenants not to compete, net                                                 1,243           1,546
      Goodwill, net                                                                74,964          75,015
      Other assets                                                                 10,045           2,003
                                                                               ----------      ----------
  Total Assets                                                                 $  263,427      $  267,062
                                                                               ==========      ==========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

  Current Liabilities
      Revolving advances                                                       $   93,703      $   97,500
      Accounts payable, accrued liabilities, and other current liabilities         39,957          28,512

      Money orders payable                                                          7,877          13,417
      Senior secured notes payable                                                     --           4,000
      Term advances                                                                 3,833          48,350
      Notes payable                                                                   905           1,145
                                                                               ----------      ----------
  Total Current Liabilities                                                       146,275         192,924
                                                                               ----------      ----------

  Noncurrent Liabilities

      Senior secured notes payable                                                     --           4,000
      Term advances                                                                36,167              --
      Notes payable                                                                   108             319
      Other liabilities                                                             3,222           3,680
                                                                               ----------      ----------
  Total Liabilities                                                               185,772         200,923
                                                                               ----------      ----------

  Commitments and Contingencies                                                        --              --

  Shareholders' Equity

     Preferred stock, $1 par value, 1,000,000 shares authorized, none
        issued and outstanding                                                         --              --
     Common stock, $.01 par value, 20,000,000 shares authorized,
         10,391,988 shares issued and 10,180,588 shares outstanding                   102             102
    Additional paid-in capital                                                     24,384          24,353
    Retained earnings                                                              55,900          45,469
    Accumulated other comprehensive loss                                               --          (1,078)
    Treasury stock, at cost, 211,400 shares                                        (2,707)         (2,707)
    Unearned compensation restricted stock                                            (24)             --
                                                                               ----------      ----------
  Total Shareholders' Equity                                                       77,655          66,139
                                                                               ----------      ----------
  Total Liabilities and Shareholders' Equity                                   $  263,427      $  267,062
                                                                               ==========      ==========


                                    - more -

                     ACE CASH EXPRESS, INC. AND SUBSIDIARIES
                          SUPPLEMENTAL STATISTICAL DATA
                                   (unaudited)

                                          THREE MONTHS ENDED          NINE MONTHS ENDED
                                              MARCH 31,                   MARCH 31,                     YEAR ENDED JUNE 30,
                                       -----------------------    -----------------------   --------------------------------------
                                         2003           2002        2003           2002       2002           2001           2000
                                       --------       --------    --------       --------   --------       --------       --------
COMPANY OPERATING AND STATISTICAL
DATA:
Company-owned stores in operation:
  Beginning of period                       977            999       1,003            988        988            915            798
  Acquired                                   --             --           1              8          8            133             36
  Opened                                      6             14           9             32         39             49             99
  Closed/Sold(1)                             (9)            (3)        (39)           (18)       (32)          (109)           (18)
                                       --------       --------    --------       --------   --------       --------       --------
  End of period                             974          1,010         974          1,010      1,003            988            915
                                       ========       ========    ========       ========   ========       ========       ========

Percentage increase (decrease) in
comparable store revenues from prior
period: (2)
  Total revenues                           (4.6)%         13.5%        2.7%          18.0%      15.6%          23.3%           6.9%
  Excluding loan fees and interest          3.0%          10.4%        5.6%           6.3%       7.3%           0.3%           6.0%

Capital expenditures (in thousands)    $  1,280       $    817    $  3,137       $  5,175   $  7,127       $ 12,655       $ 12,255
Cost of net assets acquired (in
  thousands)                           $     --       $     --    $     51       $  1,155   $  1,177       $ 35,841       $ 11,359

OPERATING DATA (CHECK CASHING AND
MONEY ORDERS):
Face amount of checks cashed (in
   millions)                           $  1,652       $  1,576    $  3,877       $  3,700   $  4,843       $  4,498       $  3,839
Face amount of money orders sold (in
  millions)                            $    412       $    446    $  1,217       $  1,288   $  1,711       $  1,709       $  1,585
Face amount of average check           $    478       $    471    $    393       $    386   $    378       $    358       $    339
Average fee per check                  $  13.18       $  12.82    $  10.01       $   9.66   $   9.36       $   8.38       $   7.92
Fees as a percentage of average check      2.76%          2.72%       2.55%          2.50%      2.48%          2.34%          2.33%
Number of checks cashed (in
  thousands)                              3,456          3,347       9,864          9,590     12,821         12,580         11,317
Number of money orders sold (in
  thousands)                              2,592          2,958       7,832          8,759     11,562         12,787         12,339

COLLECTIONS DATA:
Face amount of returned checks (in
  thousands)                           $  6,630       $  6,348    $ 18,163       $ 18,226   $ 23,637       $ 26,536       $ 16,548
Collections (in thousands)                5,176          4,578      13,646         12,297     16,090         17,717         10,788
                                       --------       --------    --------       --------   --------       --------       --------
Net write-offs (in thousands)          $  1,454       $  1,770    $  4,517       $  5,929   $  7,547       $  8,819       $  5,760
                                       ========       ========    ========       ========   ========       ========       ========

Collections as a percentage of
  returned checks                          78.1%          72.1%       75.1%          67.5%      68.1%          66.8%          65.2%
Net write-offs as a percentage of
  Revenues                                  2.2%           2.6%        2.5%           3.4%       3.3%           4.5%           4.1%
Net write-offs as a percentage of the
  face amount of checks cashed              .09%           .11%        .12%           .16%       .16%           .20%           .15%

     (1) The numbers of stores closed for the nine months ended March 31, 2003, includes the sale of 19 underperforming stores in Florida in November 2002.

     (2) Calculated based on the change in revenues of all stores open for both the full year and the interim periods compared.

                                    - more -

                     ACE CASH EXPRESS, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL STATISTICAL DATA, CONTINUED
                                   (unaudited)

                                     THREE MONTHS ENDED            NINE MONTHS ENDED
                                          MARCH 31,                     MARCH 31,                   YEAR ENDED JUNE 30,
                                  ------------------------     ------------------------   --------------------------------------
                                     2003          2002           2003          2002         2002          2001          2000
                                  ----------    ----------     ----------    ----------   ----------    ----------    ----------
OPERATING DATA (SMALL CONSUMER LOANS EXCLUDING
LOANS PROCESSED FOR REPUBLIC BANK):

Volume - new loans and
   refinances (in thousands)      $   61,532    $  112,867     $  344,988    $  378,625   $  502,013    $  396,783    $  137,015
Average advance                   $      263    $      273     $      270    $      270   $      269    $      269    $      240
Average finance charge            $    38.95    $    46.36     $    43.90    $    45.78   $    45.61    $    42.30    $    34.51
Number of loan transactions -
  new loans and refinances (in
  thousands)                             235           413          1,299         1,402        1,866         1,477           557
Matured loan volume (in
   thousands)                     $   79,415    $  121,939     $  362,795    $  374,325   $  489,887    $  370,559    $   21,898

BALANCE SHEET DATA (IN THOUSANDS):

Gross loans receivable            $   22,831    $   28,507     $   22,831    $   28,507   $   29,569    $   27,768    $   18,695
  Less:  Allowance for losses
     on loans receivable              12,500        12,644         12,500        12,644       12,213        13,382            --
                                  ----------    ----------     ----------    ----------   ----------    ----------    ----------
Loans receivable, net of
    allowance                     $   10,331    $   15,863     $   10,331    $   15,863   $   17,356    $   14,386    $   18,695
                                  ==========    ==========     ==========    ==========   ==========    ==========    ==========

Allowance for losses on
  loans receivable:

  Beginning of period             $   15,650    $   15,876     $   12,213    $   13,382   $   13,382    $       --    $       --
  Provision for loan losses            3,661         3,730         17,381        17,156       21,924        26,429            --
  Charge-offs                         (7,078)       (7,360)       (17,728)      (18,922)     (24,519)      (13,510)           --
  Recoveries                             267           398            634         1,028        1,426           463            --
                                  ----------    ----------     ----------    ----------   ----------    ----------    ----------
  End of period                   $   12,500    $   12,644     $   12,500    $   12,644   $   12,213    $   13,382    $       --
                                  ==========    ==========     ==========    ==========   ==========    ==========    ==========

Provision for loan losses as
 a % of matured loan volume              4.6%          3.1%           4.8%          4.6%         4.5%          7.1%           --
Net loan charge-offs as a
  percent of volume (1)                 11.1%          6.2%           5.0%          4.7%         4.6%          3.3%           --
Allowance as a percent of
  gross loans receivable                54.8%         44.4%          54.8%         44.4%        41.3%         48.2%           --


     (1) Net loan charge-offs in the current quarter are directly related to loans that matured 180 days prior. The ratio compares the net loan charge-offs to the current quarter volume, which is lower as a result of the cessation of loan-related business in Georgia, North Carolina, and Alabama and the transition from offering the Goleta National Bank loan product to offering ACE loans or Republic Bank loans.

                                    - more -

                     ACE CASH EXPRESS, INC. AND SUBSIDIARIES

                                   (unaudited)

                                             THREE MONTHS ENDED       NINE MONTHS ENDED
                                                  MARCH 31,               MARCH 31,                    YEAR ENDED JUNE 30,
                                           ----------------------   ----------------------     ----------------------------------
                                             2003          2002       2003          2002         2002         2001         2000
                                           --------      --------   --------      --------     --------     --------     --------
OPERATING DATA FOR LOANS PROCESSED FOR
REPUBLIC BANK (1):

Volume - new loans and
   refinances (in thousands)               $ 24,317      $     --   $ 26,910      $     --     $     --     $     --     $     --

Average advance                            $    301      $     --   $    301      $     --     $     --     $     --     $     --

Number of loan transactions -
   new loans and refinances
   (in thousands)                                81            --         89            --           --           --           --

Matured loan volume
   (in thousands)                          $ 21,799      $     --   $ 21,799      $     --     $     --     $     --     $     --

Provision for loan losses
   payable to Republic Bank
   (in thousands)                          $    991      $     --   $    991      $     --     $     --     $     --     $     --

Provision for loan losses
   payable to Republic Bank as
   a % of matured loan volume                   4.5%           --        4.5%           --           --           --           --




     (1) Republic Bank loans are short-term deferred deposit transactions offered and made by Republic Bank and Trust Company at or through the Company's stores in Arkansas, Pennsylvania, and Texas. The Company serves only as marketing and servicing agent for Republic Bank regarding those loans and does not acquire or own any participation interest in any of those loans. The Company's agreement with Republic Bank provides for the Company to receive fees paid by Republic Bank and to bear a percentage of the losses from those loans.


                                    - more -

                     ACE CASH EXPRESS, INC. AND SUBSIDIARIES
                                REVENUE ANALYSIS
                                   (unaudited)

                                   THREE MONTHS ENDED         NINE MONTHS ENDED
                                        MARCH 31,                 MARCH 31,                   YEAR ENDED JUNE 30,
                                  ---------------------     ---------------------     ----------------------------------
                                    2003         2002         2003         2002         2002         2001         2000
                                  --------     --------     --------     --------     --------     --------     --------
     REVENUES (IN THOUSANDS):

     Check cashing fees           $ 25,171     $ 23,874     $ 77,944     $ 72,495     $ 97,603     $ 90,335     $ 77,574
     Loan fees and interest         12,945       16,971       54,744       56,322       74,197       54,771       17,872
     Tax check fees                 19,215       17,953       19,613       19,103       21,304       15,144       12,067
     Bill payment services           3,595        2,684        9,839        7,108       10,156       10,376        9,447
     Money transfer services         2,735        2,742        8,139        8,197       10,998       10,270        8,944
     Money order fees                1,800        1,953        5,304        5,696        7,554        7,245        7,032
     Franchise revenues                622          622        1,683        1,655        2,199        2,257        2,537
     Other fees                      1,084        1,292        3,258        4,087        5,255        6,377        5,163
                                  --------     --------     --------     --------     --------     --------     --------
     Total revenue                $ 67,167     $ 68,091     $180,524     $174,663     $229,266     $196,775     $140,636
                                  ========     ========     ========     ========     ========     ========     ========


                                   THREE MONTHS ENDED         NINE MONTHS ENDED
                                        MARCH 31,                 MARCH 31,                   YEAR ENDED JUNE 30,
                                  ---------------------     ---------------------     ----------------------------------
                                    2003         2002         2003         2002         2002         2001         2000
                                  --------     --------     --------     --------     --------     --------     --------
PERCENTAGE OF REVENUES:

Check cashing fees                    37.5%        35.1%        43.2%        41.5%        42.6%        45.9%        55.2%
Loan fees and interest                19.3         24.9         30.3         32.3         32.4         27.8         12.7
Tax check fees                        28.6         26.4         10.9         10.9          9.3          7.7          8.6
Bill payment services                  5.3          3.9          5.5          4.1          4.4          5.3          6.7
Money transfer services                4.1          4.0          4.5          4.7          4.8          5.2          6.4
Money order fees                       2.7          2.9          2.9          3.3          3.3          3.7          5.0
Franchise revenues                     0.9          0.9          0.9          0.9          0.9          1.2          1.8
Other fees                             1.6          1.9          1.8          2.3          2.3          3.2          3.6
                                  --------     --------     --------     --------     --------     --------     --------
Total revenue                        100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
                                  ========     ========     ========     ========     ========     ========     ========